Addendum to an Existing Agreement

This document is in reference to the Loan Agreement dated March 31, 2012 hereinafter referred to as ("the agreement"), between the following parties:
Techxron Technologies Inc (Lender) &
Vyrian, Inc. (Borrower)

May it be known that the undersigned parties, for good consideration, do hereby agree to make the following changes and / or additions that are outlined below. These additions shall be made valid with immediate effect.

Upon signed and executed Addendum; The repayment terms and interest specified in Paragraph B of the agreement is amended as follows.

- The repayment of the loan by the Borrower be deferred,
- Interest charges effective October 1, 2012 are waived.

Until such time the Borrower generates adequate net profits to sustain operations to a breakeven point and maintain consistent and adequate working capital.

No other terms or conditions of the above mentioned contract shall be negated or changed as a result of this here stated addendum.

Signature of Borrower: T. K. Sivasothy ______________________ Title: CFO

Print Name: Tony.K.Sivasothy Date: October 29, 2012

Signature of Lender ______________________ Title : Director

Print Name : Bharat Jagani Date : October 29, 2012